Exhibit 99.1

Christopher Brunhoeber Joins Digital Fusion as Vice President of Finance

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 12, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, today announced that Mr. Christopher Brunhoeber will join Digital Fusion on April 25, 2005 as Vice President of Finance. Mr. Brunhoeber will report directly to the Company's president and COO, Mr. Gary Ryan.
    Christopher Brunhoeber joins Digital Fusion from Adtran, an S&P 400 MIDCAP INDEX member that develops products that simplify access to telecommunications networks, where he was Accounting and Financial Reporting Manager responsible for SEC reporting, including quarterly and annual financial reporting, general ledger, payroll and accounts payable. Prior to Adtran, Mr. Brunhoeber was an Accounting Manager with Sanmina-SCI, an end-to-end manufacturing solutions company serving commercial, defense and aerospace clients, where he managed the general accounting staff and assisted with the Sanmina-SCI merger integration. Mr. Brunhoeber has also held various government and commercial accounting positions with Lockheed Martin Information Systems and SCI Systems.
    Mr. Brunhoeber will be responsible for all SEC reporting, SEC 404 compliance, all accounting functions, contract administration and purchasing. Mr. Brunhoeber holds an accounting degree from the University of Alabama and is a Certified Public Accountant.
    "We are delighted to have someone the caliber of Chris join our team at Digital Fusion," said Gary Ryan, president. "Chris, with his credentials, experience and background with SEC regulations and governmental accounting will assist us tremendously in our anticipated growth."
    "I'm excited about the opportunity to work with Gary and the talented team he has assembled," said Mr. Brunhoeber. "Digital Fusion is a dynamic company with an aggressive corporate vision, and I look forward to helping the company grow and creating shareholder value."

    About Digital Fusion

    Digital Fusion is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services division provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services divisions support a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/Structural Dynamics; Modeling and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. Based in Huntsville, AL, Digital Fusion also has offices in Washington, D.C., Orlando, FL, and New Jersey. For additional information about Digital Fusion visit http://www.digitalfusion.com.

    Forward-Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project," "anticipate," "believe," "estimate," "expect," "plan," "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

    CONTACT: Digital Fusion, Inc., Huntsville
             Roy E. Crippen, 256-837-2620
             rcrippen@digitalfusion.com